EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Trevor Newton, Chief Executive Officer, President, Secretary, Treasurer and Director of Patriot Gold Corp. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 21, 2023

By: /s/ Trevor Newton

Name: Trevor Newton

Title:   Chief Executive Officer, President, Secretary, Treasurer and Director

A signed original of this written statement required by Section 906 has been provided to Patriot Gold Corp. and will be retained by Patriot Gold Corp. and furnished to the Securities and Exchange Commission or its staff upon request.